Exhibit (a)(1)(E)

NOTICE OF GUARANTEED DELIVERY

FOR

TENDER OF SHARES OF COMMON STOCK

OF

US UNWIRED INC.

OF

UK ACQUISITION CORP.

a wholly owned subsidiary of

SPRINT CORPORATION

(Not To Be Used For Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,

NEW YORK CITY TIME, ON THURSDAY, AUGUST 11, 2005,

UNLESS THE OFFER IS EXTENDED.

This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined in the Offer to Purchase) if certificates for shares of common stock, $0.01 par value per share (“Shares”), of US Unwired Inc., a Louisiana corporation (the “Company”), are not immediately available or time will not permit all required documents to reach UMB Bank, n.a. (the “Depositary”) prior to the Expiration Date (as defined in the Offer to Purchase) or if the procedure for book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase, dated July 15, 2005 (the “Offer to Purchase”).

The Depositary for the Offer is:

UMB Bank, n.a.

By Mail:	By Hand:	By Overnight Courier:
UMB Bank, n.a. Securities Transfer Division P.O. Box 410064 Kansas City, MO 64141-0064	UMB Bank, n.a. Securities Transfer Division 928 Grand Blvd. 5th Floor Kansas City, MO 64106	UMB Bank, n.a. Securities Transfer Division 928 Grand Blvd. 5th Floor Kansas City, MO 64106

For Notice of Guaranteed Delivery

(for Eligible Institutions only)

By Facsimile Transmission:

(816) 860-3970

To Confirm Receipt of Notice of Guaranteed Delivery Only:

(816) 860-7782

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS IN THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tender(s) to UK Acquisition Corp., a Louisiana corporation and wholly owned subsidiary of Sprint Corporation, a Kansas corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of Shares of the Company indicated below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares: Certificate No(s) (if available): If Securities will be tendered by book-entry transfer: Name of Tendering Institution: Name of Book Entry Transfer Facility: Account No.: at Dated:	SIGN HERE Name(s) of Record Holder(s): (Please Print) Address(es): (Zip Code) Area Code and Telephone No(s): Signature(s):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as such term is defined in
Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees the delivery to the
Depositary of Shares tendered hereby, in proper form for transfer or the Shares to be transferred pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depositary Trust Company, in either case, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent’s Message (as defined in the Offer to
Purchase) in the case of a book-entry delivery of Shares, all within three trading days of the date hereof. A
“trading day” is any day on which the Nasdaq SmallCap Market is open for business.

Name of Firm:	Authorized Signature:
Address: (Zip Code)	Name: (Please Print or Type) Title:
Area Code and Telephone No.:	Dated:
DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM — CERTIFICATES SHOULD ONLY BE SENT WITH THE LETTER OF TRANSMITTAL

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